Exhibit 99.1

PRESS RELEASE

Contact: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Investors/Media: The Ruth Group Stephanie Carrington / Jason Rando (646) 536-7017 / 7025 scarrington@theruthgroup.com jrando@theruthgroup.com

Kite Realty Group Trust Announces
Second Quarter Financial Results

•                  Funds from operations (FFO) for the portfolio of $1,521,000

•                  Retail operating portfolio occupancy rate at 92.8%

•                  13 properties under development with total projected cost of approximately $120 million

•                  Three acquisitions completed for an aggregate purchase price of $36.4 million

Indianapolis, IN, September 20, 2004 – Kite Realty Group Trust (NYSE: KRG), a full service real estate investment trust focused primarily on neighborhood and community shopping centers, announced today results for the second quarter ended June 30, 2004.

The results for the second quarter reflect the operations of Kite Property Group, the Company’s predecessor.  The Company completed its initial public offering on August 16, 2004.  Certain properties and operations that will be included in the Company’s results of operations from and after August 16, 2004 are not included in the results of operations of Kite Property Group as reported below.

Financial and Operating Results

For the three months ended June 30, 2004, funds from operations (FFO), a widely accepted supplemental measure of REIT performance, increased 128% for the Kite Property Group portfolio to $1,521,000, compared with FFO of $668,000 for the same period in the prior year.  Kite Property Group’s share of FFO was $818,000 for the second quarter of 2004, a 141% increase over $340,000 for the same period of the prior year.

For the six months ended June 30, 2004, FFO for the Kite Property Group portfolio was $3,519,000, an increase of 76% over $2,003,000 for the same period in the prior year.  Kite Property Group’s share of FFO for the six months ended June 30, 2004 was $2,111,000, an 84% increase over $1,149,000 for the same period in the prior year.  A complete reconciliation containing adjustments from GAAP net income to FFO is included in this release.

Kite Property Group’s net loss for the three months ended June 30, 2004 was $381,000 compared to a net loss of $523,000 for the same period a year earlier.  For the six months ended June 30, 2004, net loss was $50,000 compared to a net loss of $373,000 for the same period last year.

Revenues from rental property increased 109% to $6,103,000 from $2,927,000 for the same period last year.  At quarter end, Kite Property Group owned an interest in 17 retail operating and 12 retail development properties, with 1,845,478 million square feet and 574,560 square feet respectively.  Occupancy of the retail operating portfolio at quarter end was at 92.8%.  Kite Property Group also owned five commercial operating properties and one commercial development property with 545,673 square feet and 115,000 square feet, respectively.  Occupancy of the commercial operating portfolio was at 98.5%.

John A. Kite, President and Chief Executive Officer, said, “Our performance in the second quarter reflects a company-wide commitment to executing acquisitions that enhance the growth of our portfolio with high-quality shopping centers in affluent markets.  With our solid balance sheet and focused strategy, we remain committed to our goal of producing reliable growth in earnings, funds from operations and cash flow as well as generating attractive returns as we capitalize on our extensive development pipeline.”

Acquisition Activities

During the quarter ended June 30, 2004, Kite Property Group completed the following acquisitions:

•                  Silver Glen Crossings community shopping center in South Elgin, Illinois (a suburb of Chicago, Illinois) for a total purchase price of approximately $23.4 million;

•                  Cedar Hill Village community shopping center in Cedar Hill, Texas (a suburb of Dallas, Texas) for a total purchase price of approximately $6.8 million; and

•                  Galleria Plaza community shopping center in Dallas, Texas for a total purchase price of approximately $6.2 million.

Subsequent to June 30, 2004, Kite Realty Group Trust or its predecessor completed eight acquisitions as summarized below:

•                  A 99.9% interest in the Wal-Mart Plaza community shopping center in Gainesville, Florida for a total purchase price of approximately $8.5 million;

•                  An outlot adjacent to Kite Property Group’s existing shopping center at Eagle Creek in Naples, Florida for a total purchase price of approximately $1.1 million;

•                  A 25% interest in Fishers Station neighborhood shopping center in Fishers, Indiana (a suburb of Indianapolis, Indiana) for a total purchase price of approximately $2.1 million inclusive of $1.4 million in assumed debt;

•                  The Plaza at Cedar Hill community shopping center in Dallas, Texas for a total purchase price of approximately $38.7 million, inclusive of $27.5 million in assumed debt;

•                  The Publix at Acworth neighborhood shopping center in Acworth, Georgia (a suburb of Atlanta, Georgia) for a total purchase price of approximately $9.2 million;

•                  The Hamilton Crossing community shopping center in Carmel, Indiana (a suburb of Indianapolis, Indiana) for a total purchase price of approximately $15.5 million;

•                  The Waterford Lakes neighborhood shopping center in Orlando, Florida for a total purchase price of approximately $9.1 million; and

•                  Sunland Towne Centre community shopping center in El Paso, Texas for a total purchase price of $32.1 million, inclusive of $17.8 million in assumed debt.

Kite Realty Group Trust has also entered into binding acquisition agreements to acquire the following two properties.

•                  Centre at Panola neighborhood shopping center in Lithonia, Georgia (a suburb of Atlanta, Georgia) for a total purchase price of $9.2 million, inclusive of $5.3 million in assumed debt; and

•                  Marsh Supermarket in Fishers, Indiana (a suburb of Indianapolis, Indiana) for a total purchase price of $5.0 million.

Development Activities

As of June 30, 2004, Kite Property Group had 12 retail properties under development that are expected to total an aggregate of 1,411,265 total square feet, of which a total of 574,560  square feet is owned by the Company and the remaining interest will be retained by the anchor tenants.  The total estimated project cost for these properties is approximately $115 million, of which approximately $49 million had been incurred as of June 30, 2004.

As of June 30, 2004, Kite Property Group had one commercial development, 100% leased, with 115,000 square feet.  The total estimated cost of this property is approximately $4.9 million, of which approximately $1.6 million had been incurred as of June 30, 2004.  This property has a projected opening date of November 2004.

Financing Activities

Initial Public Offering

On August 16, 2004, Kite Realty Group Trust (the “Company”) completed an initial public offering of 16,300,000 common shares at $13.00 per share for gross proceeds of $211.9 million. On September 14, 2004, the underwriters of the offering exercised their over-allotment option to purchase an additional 2,000,000 common shares at the public offering price of $13.00 per share, which resulted in additional gross proceeds of $26.0 million.  Net proceeds from the offering have been or will be used to pay down debt, acquire properties and purchase joint venture interests.

Line of Credit

On August 31, 2004, Kite Realty Group Trust entered into a three-year, $150 million secured revolving credit facility with Wachovia Bank, N.A., an affiliate of Wachovia Capital Markets, LLC, one of the underwriters of the initial public offering, and Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., another of the underwriters of the initial public offering.  Borrowings under the facility will bear interest at a floating rate of LIBOR plus 135 to 150 basis points, depending on the leverage ratio, and will be secured by certain of the properties.  The amount that the Company may borrow under the facility will be dependent on it maintaining a minimum “borrowing base” of properties.  As of August 31, 2004, approximately $40 million was available for draw under the facility.  Up to an additional 13 unencumbered properties are available to be added to the borrowing base, as additional funds are required.  The new credit facility will be utilized principally to fund growth opportunities including acquisitions and development activities.

Other Matters

The Company expects to pay a pro rata initial distribution on its common shares with respect to the period commencing upon the completion of its initial public offering and ending September 30, 2004, based on a distribution of $0.1875 per share for a full quarter.  Declarations of distributions must be authorized by the Company’s board of trustees.  The Company’s board of trustees expects to consider declaration of this distribution at its next regularly scheduled board meeting in early November.

The Company expects to file its Form 10-Q for the second quarter on or before September 24, 2004.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, commercial property under development and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates;

financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.

Kite Property Group

Combined Condensed Balance Sheets (See Note A)

	As of June 30, 2004	As of December 31, 2003
	(Unaudited)	(Audited)
Assets:
Investment properties, at cost:
Land	$38,484,407	$19,319,563
Land held for development	7,137,095	7,137,095
Buildings, improvements and equipment	170,654,709	78,673,523
Construction in progress	50,986,999	48,681,767
	267,263,210	153,811,948
Less: accumulated depreciation	(11,162,421)	(4,465,775)
	256,100,789	149,346,173

Cash and cash equivalents	3,445,828	2,189,478
Tenant receivables, including accrued straight-line rent	2,535,736	1,520,487
Investments in unconsolidated entities, at equity	1,162,577	2,136,158
Other assets	23,297,063	16,143,410
Total Assets	$286,541,993	$171,335,706

Liabilities and Owners’ Equity:
Mortgage and other indebtedness	$236,579,554	$141,498,289
Cash distributions and losses in excess, net of investment in unconsolidated entities, at equity	2,887,896	2,864,690
Minority interest	6,010,891	1,137,914
Other liabilities	41,925,335	20,277,304

Total liabilities	287,403,676	165,778,197

Owners’ (deficit) equity	(861,683)	5,557,509

Total Liabilities and Owners’ (Deficit) Equity	$286,541,993	$171,335,706

Kite Property Group

Combined Statements of Operations (See Note A)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:

Minimum rent	$4,901,039	$2,356,201	$8,170,768	$4,175,255

Tenant reimbursements	625,585	272,174	1,004,365	433,066

Other property related revenue	576,264	298,517	1,391,696	579,219

Service fee revenue	1,239,284	862,756	2,587,998	1,874,367

Construction revenue	571,721	3,108,137	1,457,428	3,927,856

Other income	(34,893)	(27,628)	73,669	109,684

Total revenue	7,879,000	6,870,157	14,685,924	11,099,447

Expenses:

Property operating	1,739,007	844,474	2,813,560	1,402,535

Real estate taxes	847,791	360,376	1,228,490	527,296

Cost of construction	1,240,376	3,848,007	3,373,782	4,975,286

General, administrative, and other	738,483	427,232	1,352,264	1,130,018

Depreciation and amortization	1,542,273	736,184	2,452,900	1,264,903

Total expenses	6,107,930	6,216,273	11,220,996	9,300,038

Operating income	1,771,070	653,884	3,464,928	1,799,409

Interest expense	2,138,985	910,697	3,468,968	1,890,495

Minority interest (income) loss	(56,055)	42,196	(72,043)	45,427

Equity in earnings (loss) of unconsolidated entities	42,508	(308,237)	25,698	(327,250)

Net loss	$(381,462)	$(522,854)	$(50,385)	$(372,909)

Note A to financial statements: The financial statements of Kite Property Group represent the combined financial position and results of operations of those real estate properties and service companies held by Al Kite, John Kite and Paul Kite (“the Principals”) which were contributed on August 16, 2004 to Kite Realty Group Trust or its subsidiary as part of the initial public offering and related formation transactions.  The Principals have operations, which were not contributed, and, therefore, the financial statements are not intended to represent the financial position and results of operations of the Principals.

Non-GAAP Financial Measure – Funds From Operations (FFO)
(Unaudited)

The following table presents a reconciliation of generally accepted accounting principals to the Company’s FFO calculation for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net loss	$(381,462)	$(522,854)	$(50,385)	$(372,909)
Add: depreciation and amortization of consolidated entities	1,542,273	736,184	2,452,900	1,264,903
Add: depreciation and amortization of unconsolidated entities	98,754	314,577	364,750	584,581
Add (deduct): minority interest*	56,055	(42,196)	72,043	(45,427)
Add: joint venture partners’ interests in net income (loss) of unconsolidated entities*	38,594	(173,497)	179,180	(135,036)
Add: joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	166,737	355,526	500,707	706,680
Funds From Operations of the Kite Property Group Portfolio	1,520,951	667,740	3,519,195	2,002,792

Less: minority interest	(56,055)	42,196	(72,043)	45,427
Less: minority interest share of depreciation and amortization	(441,976)	(188,062)	(656,449)	(327,937)
Less: joint venture partners’ interests in net (income) loss of unconsolidated entities	(38,594)	173,497	(179,180)	135,036
Less: joint venture partners’ interests in depreciation and amortization of unconsolidated entities	(166,737)	(355,526)	(500,707)	(706,680)
Funds From Operations allocable to Kite Property Group	$817,589	$339,845	$2,110,816	$1,148,638

*      Amounts represent the minority and joint venture partners’ interests acquired in connection with the initial public offering and related formation transactions.

Funds from Operations, (“FFO”), is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts, which the Company refers to as the White Paper.  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Given the nature of its business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of its financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of its liquidity, and is not indicative of funds available to fund its cash needs, including its ability to make distributions.  The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definitions differently than the Company does.